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                                                                    EXHIBIT 21.1



                              LIST OF SUBSIDIARIES


1.  PeopleSupport (Philippines), Inc., a Philippine corporation

2.  STC Solutions, Inc., a Delaware corporation

3.  ProArm Management, Inc., a Delaware corporation